UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2014

MODSYS INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

ISRAEL	333-06208	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Union Street, Suite 4616, Seattle WA	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 395-4152

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

EXPLANATORY NOTE

This current report on Form 8-K/A (this “Amendment”) updates information originally provided under Item 5.07 in a Current Report on Form 8-K filed on November 24, 2014 (the “Original Filing”), in which ModSys International Ltd. (the “Company”) reported voting results for its 2014 annual meeting of shareholders held on November 18, 2014 (the “2014 Annual Meeting”), including the voting results for both the Company’s non-binding shareholder advisory vote on the compensation of the Company’s named executive officers (the “Say-On-Pay Vote”) and the Company’s non-binding shareholder advisory vote regarding the frequency of future Say-On-Pay Votes. Except as set forth below, this Amendment does not modify or update any other disclosure contained in the Original Filing, and this Amendment should be read in conjunction with the Original Filing.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported, at the 2014 Annual Meeting, the option regarding the frequency of future Say-On-Pay Votes that received the highest number of votes from the Company’s shareholders was once every two years, as recommended by the Company’s Board of Directors. In light of these results, the Company has determined to hold its Say-On-Pay Votes once every two years, until the next required non-binding shareholder advisory vote on the frequency of future Say-On-Pay Votes.

In addition, the Original Filing had erroneously stated that each of Melvin L. Keating, Thomas J. Jurewicz and Scott Miller had been elected to three-year terms. Each of such directors was elected to a one-year term until the 2015 annual meeting of shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODSYS INTERNATIONAL LTD
(Registrant)

Date April 24, 2015	By	/s/ Rick Rinaldo
Rick Rinaldo
Chief Financial Officer

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